UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On January 30, 2004, Internet America, Inc. (“Internet America”) filed a lawsuit against Gary Corona (“Corona”), one of its two directors, alleging that Internet America had learned that Corona had disseminated confidential information about Internet America to certain selected shareholders and seeking a temporary restraining order (“TRO”), temporary injunction and permanent injunction which, among other matters, would 1) enjoin Corona from disseminating confidential corporate information to Internet America shareholders, stockbrokers or any third parties, 2) enjoin Corona from taking certain actions with regard to the management rights or obligations of Internet America without board authorization and 3) order Corona to return certain corporate documents to Internet America.

The lawsuit was filed in the District Court of Dallas County, Texas, 298th Judicial District. The court entered the TRO on January 30, 2004, which order shall remain in place until the 14th day after entry or until further order by the court. The court set Internet America’s application for temporary injunction for a hearing to be held on February 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr.
President and Chief Executive Officer

Date: February 2, 2004